Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-81025) pertaining to the Reliv' International, Inc. 1995 Stock Option Plan, (Form S-8, No. 333-67639) pertaining to the Reliv' International, Inc. 1998 Distributor Stock Purchase Plan, (Form S-8, No. 333-67921) pertaining to the Reliv' International, Inc. 401(k) Plan, (Form S-8, No. 333-34256) pertaining to the Reliv' International, Inc. 1999 Stock Option Plan, (Form S-8, No. 333-67492) pertaining to the Reliv' International, Inc. 2001 Stock Option Plan, and (Form S-8, No. 333-107914) pertaining to the Reliv' International, Inc. 2003 Stock Option Plan, of our report dated March 17, 2004, with respect to the consolidated financial statements and financial statement schedule of Reliv' International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     /s/ Ernst & Young LLP

St. Louis, Missouri
March 23, 2004